UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2012

Fuel Doctor Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-161052	26-2274999
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23961 Craftsman Road L, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 224-5678

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 1, 2012, the board of directors of Fuel Doctor Holdings, Inc. (the “Company”) dismissed Li & Company, PC (“Li”) as the independent auditors for the Company and its subsidiaries.

 Li’s reports on the Company's financial statements for the fiscal year ended December 31, 2010 and 2009 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. Other than such statement, no reports of Li on the financial statements of the Company for either of the past two years and through March 1, 2012 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through March 1, 2012: (i) there have been no disagreements with Li on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) Li did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1) of Regulation S-K.

The Company provided to Li  the disclosure contained in this Current Report on Form 8-K and requested Li to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1.

On March 1, 2012, the board of directors of the Company ratified and approved the Company's engagement of Rose, Snyder & Jacobs LLP (“RSJ”) as independent auditors for the Company and its subsidiaries.

During the years ended December 31, 2010 and 2009 and through March 1, 2012, neither the Company nor anyone on its behalf consulted RSJ regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Li & Company, PC, dated March 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL DOCTOR HOLDINGS, INC.

Date:  March 5, 2012

By:  /s/ Mark Soffa

Mark Soffa

Chief Executive Officer

2